Exhibit 99.1

Vaso Active Pharmaceuticals Announces Resignation of Chief Operating Officer.

Danvers, MA — (BUSINESS WIRE) — June 21, 2004 —Vaso Active Pharmaceuticals, Inc. (the “Company”) announced today the resignation, effective on June18, 2004, of Kevin Seifert as the Chief Operating Officer and a director of the Company.  Mr. Seifert has resigned in order to pursue other opportunities.

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This press release does not constitute an offer to sell or a solicitation of an offer to buy securities.  To the extent that statements in this press release other than statements of historical fact, such statements  are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Any such forward-looking statements represent Vaso Active’s judgment as of the date of this release. Vaso Active disclaims, however, any intent or obligation to update these forward-looking statements.

Contact:

Matt Carter
Vaso Active Pharmaceuticals, Inc.
978-750-1991 Ext. 28
mcarter@vasoactive.us